                                 AMENDMENT NO. 4

     AMENDMENT dated as of March 28, 2003 to the Amended and Restated Credit
Agreement dated as of November 5, 1999 (as heretofore amended, the "CREDIT
AGREEMENT") among UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD. (the "BORROWER"),
the BANKS party thereto (the "BANKS") and JPMORGAN CHASE BANK, as Administrative
Agent and as Collateral Agent.

                                   WITNESSETH:

     WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth herein;

     NOW THEREFORE, the parties hereto agree as follows:

     Section 1 . Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to
"hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

     Section 2 . Changes and Additions to Definitions. (a) The following new definitions are added to Section 1.01 of the Credit Agreement in appropriate alphabetical position:

     "ADDITIONAL CREDIT AGREEMENT" has the meaning set forth in the Security
Agreement.

     "AMENDMENT NO. 4" means Amendment No. 4 dated as of March 28, 2003 to this
Agreement.

     "AMENDMENT NO. 4 EFFECTIVE DATE" means the date on which Amendment No. 4 becomes effective in accordance with its terms.

     "FINANCE SUBSIDIARY" means a Subsidiary of the Borrower formed for the sole purpose of acting as co-issuer in a Qualifying Debt Incurrence.

     "QUALIFYING DEBT INCURRENCE" means the issuance of unsecured debt securities of the Borrower and the Finance Subsidiary having a maturity of five years or more substantially simultaneously with the Amendment No. 4 Effective
Date.

     "SECURITY AGREEMENT" means the Security Agreement dated as of June 27, 2000 between the Borrower and the Collateral Agent.

     (b) The following definitions are deleted from Section 1.01 of the Credit
Agreement: "Enhanced Covenant Compliance", "Permitted Refinancing", "Permitted
Termination" and "Restricted Credit Facility".

     (c) The amount "$3,000,000" in the definition of Allowed Multiple is changed to "$2,000,000."

     (d) The definition of "EBITDA" in Section 1.01 of the Credit Agreement is
amended by the addition of the following sentence:

     For avoidance of doubt, cash payments of all Universal Fees shall be deducted as a cash expense in the fiscal quarter ended immediately prior to the date of payment.

     (e) The definition of "Excess Cash Flow" in Section 1.01 of the Credit
Agreement is amended to read in its entirety as follows:

         "EXCESS CASH FLOW" means, for any period, (i) net income for such period (exclusive of (x) extraordinary items of gain or loss and (y) gain or loss on sales of assets outside the ordinary course of business), plus
     (ii) depreciation, amortization and other similar non-cash items deducted in determining such net income, less (iii) any non-cash items of income included in such net income, less (iv) Capital Expenditures (other than
     Capital Expenditures for Construction Costs exceeding $10,000,000) for such period, less (v) Scheduled Amortization for such period (excluding
     Scheduled Amortization of the Term Loans prior to March 31, 2004), less
     (vi) Universal Fees accrued as an expense prior to such period and paid during such period, less (vii) any Hypothetical Income Tax paid or to be paid pursuant to Section 5.18(a)(i) with respect to such period, less
     (viii) any Restricted Payment made or to be made pursuant to Section
     5.18(a)(ii) with respect to such period, less (ix) any increase in Net
     Working Capital during such period, less (x) optional prepayments of the
     Term Loans made during such period (excluding any such prepayments required to be made under 5.14(g), 5.20 or 6.04), plus (xi) any decrease in Net
     Working Capital during such period, plus (xii) Universal Fees accrued as an expense but not paid during such period.

     (f) The definition of "Interest" in Section 1.01 of the Credit Agreement is
amended to read in its entirety as follows:

         "INTEREST" means, for any period, interest expense for such period
     (excluding amortization of debt discount, debt issuance expense, hedging costs and interest on Subordinated Debt, in each case to the extent such amounts would otherwise be included in interest expense for such period), plus to the extent not otherwise reflected therein, capitalized interest incurred during such period (excluding for this purpose capitalized interest incurred by Islands prior to the Completion Date) and minus to the extent not otherwise deducted therefrom, interest income for such period.

     (g) Each reference to "Universal City Development Partners, LP" in the
Credit Agreement is replaced with "Universal City Development Partners, Ltd.
(successor by merger to Universal City Development Partners, LP").

     (h) Section 1.02(a) of the Credit Agreement is amended to read in its entirety as follows:

         (a) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants)
     with the most recent audited financial statements of the Borrower delivered to the Banks; provided that, if the Borrower notifies the Administrative
     Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change in GAAP (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Lenders.

     (i) Section 1.02(b) of the Credit Agreement is amended by adding the phrase
", Amendment No. 4, Additional Credit Agreement and Qualifying Debt Incurrence"
immediately after the phrase "Amendment No. 1" therein.

     Section 3. Amendments. (a) The figure "0.35%" in Section 2.04(b) of the
Credit Agreement is changed to "0.50%".

     (b) Section 2.08(c)(iii) of the Credit Agreement is amended to read in its entirety as follows:

         (iii) Beginning with the fiscal year ending FQE 12/03, the Borrower shall prepay the Term Loans in an aggregate principal amount equal to 50%
     of the Excess Cash Flow for such fiscal year as follows: (A)

     one-half of such amount shall be paid no later than 120 days following the last day of such fiscal year and (B) one-half of such amount shall be paid no later than the end of the third fiscal quarter of the next succeeding fiscal year. The Borrower shall give the Administrative Agent not less than three Euro-Dollar Business Days' notice of each prepayment required pursuant to this paragraph.

     (c) Section 2.08(d) of the Credit Agreement is amended to read in its entirety as follows:

         (d) Application of Prepayments. Any optional or mandatory prepayment of
     Term Loans on or after the Amendment No. 4 Effective Date shall be applied to reduce the amount of subsequent Term Loan Installment Amounts in forward order of maturity.

     (d) Section 3.01 of the Credit Agreement is amended by (i) the addition of the word "and" at the end of subsection (d), (ii) the deletion of the word "and"
at the end of subsection (e), (iii) the substitution of a period for the semicolon at the end of subsection (e), (iv) the deletion of subsection (f) and
(v) replacing the phrase "(b), (c), (d) and (f)" in the last sentence thereof with the phrase "(b), (c) and (d)".

     (e) Section 4.01(a) of the Credit Agreement is amended by replacing a reference therein to the term "Delaware" to the term "Florida".

     (f) Section 4.02(a) of the Credit Agreement is amended to read in its entirety as follows:

         (a) No Conflict. The execution, delivery and performance by the
     Borrower of the Loan Documents to which it is a party and the issuance, delivery and payment of the Notes do not and could not reasonably be expected to (i) violate any provision of law applicable to the Borrower, or any order, judgment or decree of any court or other agency of government binding on the Borrower, other than any such violation that does not have and could not reasonably be expected to have a Material Adverse Effect,
     (ii) violate any provision of any Project Document, other than any such violation that does not have and could not reasonably be expected to have a
     Material Adverse Effect, (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any
     Contractual Obligation of the Borrower, other than any such conflict, breach or default that does not have and could not reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of the
     Borrower, other than those created by the Collateral Documents or permitted by this Agreement, or (v) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual
     Obligation of the Borrower, other than approvals or consents which have been obtained or approvals or consents, the failure to obtain which does not have and could not reasonably be expected to have a Material Adverse
     Effect.

     (g) Section 5.01(b) of the Credit Agreement is amended by (i) the deletion of the phrase "as to FQE 12/02 and FQE 12/03" in the proviso and (ii) the addition of the following proviso at the end thereof:

     ; provided further that such reports of independent public accountants as to FQE 12/02 will be substantially the same as those delivered in connection with Qualified Debt Incurrence (it being understood with respect to the fiscal year ending as of FQE 12/02, comparative figures for the prior year will not be included in the report of the current certified public accountants).

     (h) Section 5.01(d) of the Credit Agreement is amended by (i) deleting the word "and" immediately preceding "(ii)" and (ii) adding the following additional clause thereto:

     and (iii) together with each delivery of financial statements pursuant to subdivision (a) above for each fiscal year ending on or after FQE12/03, a calculation of Excess Cash Flow for such fiscal year;".

     (i) The heading and text of Section 5.07 of the Credit Agreement are deleted, and replaced with "[Reserved.]"

     (j) Section 5.14 of the Credit Agreement is amended to read in its entirety as set forth below:

         Section 5.14. Indebtedness. The Borrower will not, directly or indirectly, create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

         (a) Indebtedness of the Borrower under the Loan Documents;

         (b) Indebtedness that is subordinated to the Obligations of the
     Borrower pursuant to the Subordination Agreement; provided that any such
     Indebtedness shall be owed exclusively to the partners in the Borrower;

         (c) Indebtedness not otherwise permitted by this Section, provided that the sum (without duplication) outstanding at any time of (i) the aggregate principal amount of such Indebtedness, (ii) the aggregate

     amount of Contingent Obligations permitted by Section 5.17(c), (iii) the aggregate amount secured by Liens permitted by Section 5.15(i) and (iv) the aggregate unrecovered amount of Investments under Section 5.16(f), shall not exceed $84,000,000;

         (d) Indebtedness secured by Liens permitted by Section 5.15(i);

         (e) Tax Indebtedness not otherwise permitted, provided that such
     Indebtedness has a weighted average life to maturity greater than the then remaining weighted average life to maturity of the Term Loans;

         (f) Indebtedness under the Additional Credit Facility in an aggregate principal amount not to exceed $50,000,000; and

         (g) Indebtedness arising from a Qualifying Debt Incurrence;

     provided, in the case of the incurrence of any Indebtedness under subsection (e) or (g) above, that simultaneously with the incurrence of such Indebtedness an amount not less than the amount of the proceeds thereof, net of costs in connection with the issuance thereof, this
     Amendment No. 4 and the Additional Credit Agreement and, in the case of subsection (g) above, net of (x) up to $50,000,000 required to prepay the
     Fleet Agreement and the First Union Agreement and (y) at the election of the Borrower, cash retained by it to the extent necessary to increase its aggregate cash and cash equivalents, as of the Amendment No. 4 Effective
     Date and after giving effect to the transactions on such date, by an amount not exceeding $50,000,000 (plus the aggregate amount of Scheduled
     Amortization of the Term Loans actually paid subsequent to December 31,
     2002 and prior to the Amendment No. 4 Effective Date), is applied as an optional prepayment of the Term Loans.

     (k) Section 5.18 is amended to read in its entirety as follows:

         Section 5.18. Restricted Payments; Universal Fees.

         (a) The Borrower will not, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, except that, so long as both before and after giving effect to any such Restricted Payment, no
     Event of Default (and to the actual knowledge of all Authorized Officers, no Default) shall have occurred and be continuing, the Borrower may (i)
     promptly after the close of each fiscal year, make a distribution to all of its partners (x) in an aggregate amount equal to its Hypothetical Income
     Tax in respect of such fiscal year and (y) if the Funded Debt Ratio at the end of such fiscal year (calculated after giving effect to any cash payment of Universal Fees in respect of such fiscal year) is 3.50 to 1.00 or less, an additional amount up to 50% of Excess Cash Flow for such fiscal year and (ii) make additional Restricted Payments in an aggregate amount up to $45,000,000.

          (b) The Borrower will not, directly or indirectly, pay or set apart any sum for Universal Fees, other than Universal Fees in respect of the
     Studio Theme Park accrued before July 1, 2000, it being understood that
     Universal Fees will continue to accrue in accordance with the applicable provisions of the Project Documents provided that if at the time of payment no Event of Default (and to the actual knowledge of all Authorized
     Officers, no Default) shall have occurred and be continuing, the Borrower may make payment in cash of Universal Fees (including for the purposes of this Section 5.18(b), all interest accrued in connection therewith) in respect of the Studio Theme Park as follows: (i) if at the end of any fiscal quarter, the Funded Debt Ratio (calculated after giving effect to such payment of Universal Fees) is 5.00 to 1.00 or less but more than 4.00 to 1.00, the Borrower may pay in cash such Universal Fees accrued during such fiscal quarter (but not any prior period) and (ii) if at the end of any fiscal quarter the Funded Debt Ratio (calculated after giving effect to such payment of Universal Fees) is 4.00 to 1.00 or less, the Borrower may pay in cash Universal Fees currently or previously accrued.

         (c) The Borrower will not change or suffer to be changed the formula for calculation of Universal Fees from that in effect on December 31, 2002 without the prior written consent of the Required Banks.

     (l) The table in Section 5.19(a) of the Credit Agreement is amended to read in its entirety as follows:

         FQE 12/02                                   7.50 to 1.00
         FQE 3/03 through FQE 12/03                  7.00 to 1.00
         FQE 3/04 through FQE 9/04                   6.50 to 1.00
         FQE 12/04 through FQE 3/05                  6.00 to 1.00
         FQE 6/05                                    5.75 to 1.00
         FQE 9/05                                    5.25 to 1.00
         FQE 12/05                                   5.00 to 1.00
         FQE 3/06                                    4.75 to 1.00
         FQE 6/06                                    4.50 to 1.00
         FQE 9/06                                    4.00 to 1.00
         FQE 12/06                                   3.50 to 1.00
         FQE 3/07 and thereafter                     3.00 to 1.00

     (m) The table in Section 5.19(b) of the Credit Agreement is amended to read in its entirety as follows:

         FQE 12/02                               1.75 to 1.00
         FQE 3/03 through FQE 12/03              1.50 to 1.00
         FQE 3/04 through FQE 12/04              1.55 to 1.00
         FQE 3/05 through FQE 12/05              1.60 to 1.00
         FQE 3/06 through FQE 6/06               1.65 to 1.00
         FQE 9/06 through FQE 12/06              1.75 to 1.00
         FQE 3/07 and thereafter                 2.00 to 1.00

     (n) The heading and text of Section 5.19(c) of the Credit Agreement are deleted and replaced with "[Reserved.]"

     (o) Section 5.19(d) is amended to read in its entirety as follows:

         (d) Significant Event. In the event that, for any fiscal quarter ending not later than FQE 12/06 (the "affected quarter"), there is (i) a 12%
     decrease in attendance at the Theme Parks from the attendance in the corresponding fiscal quarter of the prior fiscal year (the "prior-year quarter") and (ii) a major terrorist activity or an armed conflict involving US military has occurred or is occurring during such fiscal quarter or the immediately preceding fiscal quarter, the Borrower will have the option, exercisable by written notice to the Banks through the
     Administrative Agent not later than seven days following the end of the affected quarter (the "notice date"), to substitute in lieu of the
     Applicable EBITDA for the affected quarter (and, if the Borrower so elects and subject to satisfying the liquidity test described below, the immediately following fiscal quarter) the Applicable EBITDA for the prior-year quarter (and the immediately following quarter in the prior year) for purposes of calculation of the Funded Debt Ratio and the Interest
     Coverage Ratio as at any date for which such calculation would otherwise include the affected quarter (or the immediately following quarter). In the event the Borrower exercises this right, it shall make appropriate representatives available to meet or conduct a conference call with the
     Banks in New York City or Orlando (or another location mutually determined by the Borrower and the Administrative Agent) not later than seven days following the notice date to discuss with Banks the factors giving rise to such decrease in attendance and their continuing effects, if any. The right of the Borrower under this subsection (d) is subject to the further limitations that (i) such right may be exercised on only one occasion and
     (ii) in order to exercise this right with respect to the fiscal quarter immediately following the affected quarter, the Borrower shall have delivered to the Banks through the Administrative Agent a certificate of an
     Authorized Officer to the effect that, at the end of

     the affected quarter it has liquidity in the form of unrestricted cash balances (including balances in deposit accounts subject to a Deposit
     Account Control Agreement (as defined in the Security Agreement)), undrawn
     Working Capital Commitments and undrawn availability under the Additional
     Credit Agreement in an aggregate amount of not less than $40,000,000 through working capital management practices consistent with its past practices and (iii) such substitution shall not be effective for purposes of determining whether Restricted Payments or Universal Fees may be paid in accordance with Section 5.18.

     (p) Section 5.23 of the Credit Agreement is amended to read in its entirety as follows:

         Section 5.23. Capital Expenditures. The Capital Expenditures of the
     Borrower for any period of eight consecutive fiscal quarters shall not be more than $200,000,000.

     (q) Section 5.24 of the Credit Agreement is amended by replacing the second sentence thereof with the following:

     The proceeds of the Working Capital Loans will be used by the Borrower for general corporate purposes and working capital purposes (including repayment of Indebtedness and payment of Restricted Payments otherwise permitted hereunder).

     (r) Section 5.26 of the Credit Agreement is amended (i) by deleting the word "and" immediately prior to "(iv)" and (ii) adding the phrase "and (v)
documents with respect to the Qualifying Debt Incurrence" at the end thereof.

     (s) Section 6.01(q) of the Credit Agreement is amended to read in its entirety as follows:

         (q)  Finance Subsidiary

         Finance Subsidiary shall own any assets, incur any Indebtedness or engage in any trade or business other than as required for its organization and continuing existence as a co-issuer of Qualifying Debt Incurrence.

     (t) Section 6.04 of the Credit Agreement is amended (i) by changing each reference to "FQE 12/03" to "FQE 12/06" and (ii) by changing the reference to
"FQE 3/04" to "FQE 3/07".

     (u) Section 9.06 of the Credit Agreement is amended to read in its entirety as follows:

         Section 9.06. Successors and Assigns. (a) The provisions of this
     Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the
     Borrower may not assign or otherwise transfer any of its rights under this
     Agreement without the prior written consent of all Banks and (ii) no Bank may assign or otherwise transfer any of its rights under this Agreement except in accordance with the further provisions of this Section 9.06.

          (b) Subject to the further provisions of this Section 9.06, any Bank may at any time grant to one or more banks or other financial institutions
     (each a "PARTICIPANT") participating interests in its Commitments and its
     Loans. In the event of any such grant by a Bank of a participating interest to a Participant, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agents shall continue to deal solely and directly with such Bank in connection with such Banks'
     rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder or to exercise any rights as a Bank hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents;
     provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of Section 9.05 without the consent of the Participant. Subject to subsection (f) below, the Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to receive payments under Article 8 with respect to its participating interest.

         (c) Subject to the further provisions of this Section 9.06, any Bank may at any time assign to one or more banks or other financial institutions
     (each an "ASSIGNEE") (i) all, or a proportionate part of all, of its rights and obligations under the Loan Documents in respect of its outstanding Term
     Loans or (ii) all, or a proportionate part of all, of its rights and obligations under the Loan Documents in respect of its Working Capital
     Commitment and Working Capital Outstandings, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption
     Agreement in substantially the form of Exhibit E hereto executed by such
     Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Administrative Agent and (so long as no Event of Default exists at the time) the Borrower, which consents shall not be unreasonably withheld; provided that if an Assignee is an Affiliate of such transfer
     Bank or immediately prior to such assignment had Term Loan Exposure or
     Working Capital Exposure,

                                       10

     whichever is the subject of such assignment, no such consents shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Term Loan Exposure or a Working Capital
     Exposure, as the case may be, as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative
     Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500.
     If the Assignee is not incorporated under the laws of the United States of
     America or a state thereof, it shall deliver to the Borrower and the
     Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
     Section 8.04(d).

         (d) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a
     Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such
     Bank as a party hereto.

         (e) Without the prior consent of the Borrower and the Administrative
     Agent, no assignment under subsection (c) above shall be permitted unless after giving effect to any such assignment each of the transfer Bank and the Assignee has Term Loan Exposure or Working Capital Exposure, as the
     case may be, of $5,000,000 or more or (solely in the case of the transfer
     Bank) zero.

         (f) No Assignee, Participant or other transferee of any Banks' rights
     (including any successor Applicable Lending Office) shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such
     Bank to designate a different Applicable Lending Office

                                       11

     under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     (v) Schedule C to this Amendment is hereby substituted for Schedule C to the Credit Agreement.

     (w) Schedule F to this Amendment is hereby substituted for Schedule F to the Credit Agreement.

     (x) Schedule G to this Amendment is hereby substituted for Schedule G to the Credit Agreement.

     Section 4 . Consents. (a) As contemplated in Section 5.16 of the Credit
Agreement, the undersigned Banks hereby consent to the formation of Finance
Subsidiary and waive any changes in the Loan Documents that would otherwise be required to reflect its existence.

     (b) The undersigned Banks hereby consent to the amendments to the
Collateral Documents contemplated by Section 8(e) of this Amendment.

     Section 5. Representations of the Borrower.

     (a) Section 4.03(b) of the Credit Agreement is hereby amended to delete the reference to "December 31, 2001" appearing therein and substituting in lieu thereof a reference to "December 28, 2002".

     (b) The Borrower represents and warrants that as of the Amendment No. 4
Effective Date and after giving effect hereto (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement and
Sections 3, 6 and 8 of the Security Agreement shall be true in all material respects and (ii) no Default shall have occurred and be continuing.

     Section 6 . Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     Section 7 . Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 8 . Effectiveness. This Amendment shall become effective on the date (the "AMENDMENT NO. 4 EFFECTIVE DATE") when each of the following conditions is satisfied:

     (a) receipt by the Administrative Agent from each of the Borrower and Banks comprising the Required Banks of a counterpart hereof signed by such

                                       12

party or facsimile or other written confirmation (in form satisfactory to the
Administrative Agent) that such party has signed a counterpart hereof;

     (b) the facts that:

         (i) the Borrower shall have consummated a Qualifying Debt Incurrence on or prior to the Amendment No. 4 Effective Date;

         (ii) the facility established by the Additional Credit Agreement shall be in effect with no amounts outstanding thereunder on the Amendment No. 4
     Effective Date;

         (iii) the aggregate Working Capital Outstandings on the Amendment No. 4
     Effective Date shall not exceed $18,000,000; and

         (iv) the Fleet Agreement and the First Union Agreement shall have been terminated and prepaid in full substantially simultaneously with the consummation of the Qualifying Debt Incurrence.

     (c) receipt by the Administrative Agent for application to prepayment of principal of the Term Loans of an amount not less than $330,000,000 (minus the aggregate amount of Scheduled Amortization of the Term Loans actually paid subsequent to December 31, 2002 and prior to the Amendment No. 4 Effective
Date);

     (d) receipt by the Administrative Agent of payment of (i) an amendment fee for the account of each Bank which shall have approved this Amendment on or prior to March 25, 2003 in an amount equal to 0.25% of such Bank's Total
Exposure at the Amendment No. 4 Effective Date (after giving effect to any prepayment of the Term Loans on the Amendment No. 4 Effective Date) and (ii) all
fees and expenses invoiced not less than two Domestic Business Days prior to the
Amendment No. 4 Effective Date payable by the Borrower in connection with this
Amendment pursuant to Section 9.03 of the Credit Agreement or otherwise;

     (e) receipt by the Collateral Agent of duly executed counterparts of amendments to the Collateral Documents, in form and substance satisfactory to the Collateral Agent, providing for obligations under the Additional Credit
Agreement to be secured equally and ratably with the obligations under the
Credit Agreement;

     (f) receipt by the Administrative Agent of one or more opinions of counsel reasonably satisfactory to the Administrative Agent and its counsel covering the matters addressed in Exhibit A attached hereto with reference to the Loan
Documents after giving effect to this Amendment; and

                                       13

     (g) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Borrower, the legal authority for and the validity of the Agreement as amended hereby, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative
Agent;

provided that the Amendment No. 4 Effective Date shall have occurred on or before September 29, 2003.

     Section 9 . Effect of Amendment. Except as expressly amended by this
Amendment, the provisions of the Credit Agreement remain in full force and effect.

                                       14

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date above written.

                    UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a
                    Florida limited partnership

                    By:  UNIVERSAL CITY FLORIDA HOLDING CO. II, a Florida
                         general partnership, its sole general partner

                         By:  UNIVERSAL CITY PROPERTY MANAGEMENT II LLC

                               By: /s/ Michael Short
                                   ------------------------------------------
                                   Title: Vice President

                    By:  BLACKSTONE UTP CAPITAL PARTNERS A L.P.

                         By:  BLACKSTONE MEDIA MANAGEMENT ASSOCIATES III L.L.C.

                              By: /s/ Howard Lipson
                                  -------------------------------------------
                                  Title: Member

                    By:  BLACKSTONE UTP CAPITAL PARTNERS L.P.

                         By: BLACKSTONE MEDIA MANAGEMENT ASSOCIATES III L.L.C.

                             By: /s/ Howard Lipson
                                 --------------------------------------------
                                 Title: Member

                    By:  BLACKSTONE UTP OFFSHORE CAPITAL PARTNERS L.P.

                         By:  BLACKSTONE MEDIA MANAGEMENT ASSOCIATES III L.L.C.

                              By: /s/ Howard Lipson
                                  ------------------------------------------
                                  Title: Member

                    By:  BLACKSTONE FAMILY MEDIA PARTNERSHIP III L.P.

                         By:  BLACKSTONE MEDIA MANAGEMENT ASSOCIATES III L.L.C.

                              By: /s/ Howard Lipson
                                  -------------------------------------------
                                  Title: Member

                           JPMORGAN CHASE BANK

                           By: /s/ Marina Flindell
                               --------------------------------------------
                               Title: Vice President

                           BANK OF AMERICA, N.A.

                           By: /s/ Ross L. Painter
                               --------------------------------------------
                               Title: Managing Director

                           THE BANK OF NOVA SCOTIA

                           By: /s/ Alan Pendergast
                               --------------------------------------------
                               Title: Managing Director

                           WACHOVIA BANK, NATIONAL ASSOCIATION

                           By: /s/ Reginald T. Dawson
                               --------------------------------------------
                               Title: Director

                              BANK OF MONTREAL

                              By: /s/ Jack J. Kane
                                  --------------------------------------------
                                  Title: Vice President

                              HSBC BANK PLC

                              By: /s/ Gary M. Lindsey
                                  --------------------------------------------
                                  Title: Manager, Structured Finance

                              ROYAL BANK OF CANADA

                              By: /s/ Sheryl L. Greenberg
                                  --------------------------------------------
                                  Title: Senior Manager

                           CREDIT SUISSE FIRST BOSTON

                           By: /s/ Jay Chall
                               --------------------------------------------
                               Title: Director

                           By: /s/ Cassandra Droogan
                               --------------------------------------------
                               Title: Associate

                           GENERAL ELECTRIC CAPITAL CORPORATION

                           By: /s/ Karl Kieffer
                               --------------------------------------------
                               Title: Duly Authorized Signatory

                           MIZUHO CORPORATE BANK, LTD.

                           By: /s/ Mr. Masahito Fukuda
                               --------------------------------------------
                               Title:   Senior Vice President

                           THE ROYAL BANK OF SCOTLAND PLC

                           By: /s/ Michael T. Fabiano
                               -----------------------------------------------
                               Title: Vice President

                           UFJ BANK LIMITED (F/K/A THE SANWA BANK LIMITED)

                           By: /s/ Laurance J. Bressler
                               -----------------------------------------------
                               Title: Senior Vice President and Group Co-Head

                           THE TORONTO-DOMINION BANK

                           By:
                               --------------------------------------------
                               Title:

                           WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH

                           By:
                               --------------------------------------------
                               Title:

                           By:
                               --------------------------------------------
                               Title:

                          CITIBANK, N.A.

                          By: /s/ Elizabeth H. Minnella
                              --------------------------------------------
                              Title: Director Global Media & Communication

                          DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES

                          By:
                              ----------------------------------------------
                              Title:

                          By:
                              ----------------------------------------------
                              Title:

                          SUMITOMO MITSUI BANKING CORPORATION

                          By: /s/ William M. Ginn
                              ----------------------------------------------
                              Title: General Manager

                          ABN AMRO BANK, N.V. NEW YORK BRANCH

                          By:
                              --------------------------------------------
                              Title:

                          By:
                              --------------------------------------------
                              Title:

                          BNP PARIBAS

                          By: /s/ Ola Anderssen
                              --------------------------------------------
                              Title: Director

                          By: /s/ Gregg Bonardi
                              --------------------------------------------
                              Title: Director

                          CIBC INC.

                          By: /s/ Lindsay Gordon
                              --------------------------------------------
                              Title: Executive Director CIBC World Markets
                                     Corp. As Agent

                            KBC BANK N.V.

                            By: /s/ Jean-Pierre Diels
                                --------------------------------------------
                                Title: First Vice President

                            By: /s/ William Cavanaugh
                                --------------------------------------------
                                Title: Vice President

                            LANDESBANK BADEN-WURTTEMBERG

                            By: /s/ Tanja Reiter
                                --------------------------------------------
                                Title: Vice President

                            By: /s/ Nicola Hahn
                                --------------------------------------------
                                Title: Vice President

                            THE MITSUBISHI TRUST AND BANKING CORPORATION

                            By:
                                --------------------------------------------
                                Title:

                           BANKERS TRUST COMPANY

                           By: /s/ Clay Desjardine
                               --------------------------------------------
                               Title: Managing Director

                           GOLDENTREE HIGH YIELD MASTER FUND, LTD.

                           BY: GOLDENTREE ASSET MANAGEMENT, L.P.

                           By: /s/ Thomas Shandell
                               --------------------------------------------
                               Title: Partner

                           GOLDENTREE LOAN OPPORTUNITIES I, LIMITED

                           BY: GOLDENTREE ASSET MANAGEMENT, L.P.

                           By: /s/ Thomas Shandell
                               --------------------------------------------
                               Title: Partner

                           JPMORGAN CHASE BANK as Administrative Agent and as
                           Collateral Agent

                           By: /s/ Marina Flindell
                               --------------------------------------------
                               Title: Vice President

                                                                       EXHIBIT A

                               OPINION COVERAGE OF
                            COUNSEL FOR THE BORROWER

     The execution, delivery and performance by the Borrower of Amendment No. 4 have no adverse effect on the validity, perfection or (except for the ratable security for the Additional Credit Agreement) priority of the Liens created by the Collateral Documents.

                                                                      SCHEDULE C

                                PROJECT DOCUMENTS

1.   AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF UNIVERSAL CITY
     DEVELOPMENT PARTNERS, LTD. (as amended from time to time, the "Borrower
     Partnership Agreement") dated as of June 5, 2002, by and between Universal
     City Florida Holding Co. II, a Florida general partnership, as the sole general partner, and Universal City Florida Holding Co. I, a Florida general partnership, as the sole limited partner.

2.   SECOND AMENDED AND RESTATED AGREEMENT OF GENERAL PARTNERSHIP OF UNIVERSAL
     CITY FLORIDA HOLDING CO. II (as amended from time to time, the "Holdings II
     Partnership Agreement") dated as of July 27, 2000 among Blackstone UTP
     Capital Partners L.P. ("Blackstone UTP"), a Delaware limited partnership,
     Blackstone UTP Capital Partners A L.P. ("Blackstone UTP A"), a Delaware
     limited partnership, Blackstone UTP Offshore Capital Partners L.P.
     ("Blackstone Offshore"), a Cayman Islands exempted limited partnership and
     Blackstone Family Media Partnership III L.P., a Delaware limited partnership ("Blackstone FMP and, together with Blackstone UTP, Blackstone
     UTP A and Blackstone Offshore, the "Blackstone Partners") and Universal
     City Property Management Company II, a Delaware corporation.

3.   SECOND AMENDED AND RESTATED AGREEMENT OF GENERAL PARTNERSHIP OF UNIVERSAL
     CITY FLORIDA HOLDING CO. I (as amended from time to time, the "Holdings I
     Partnership Agreement") dated as of July 27, 2000, between the Blackstone
     Partners and Universal City Property Management Company, a Delaware
     corporation.

4.   AMENDED AND RESTATED PARTNERS' AGREEMENT (as amended from time to time,
     "Partners Agreement") dated as of July 27, 2000, by and between (a) the
     Blackstone Partners and (b) the Universal Studios Inc., and Universal City
     Property Management Company and Universal City Management Company II.

5.   AGREEMENT (the "*** Agreement") dated as of January 20, 1987 and amended as of August, 1990 between *** and Universal City Florida Partners.(1)

-------------------
     (1)  Delivered to Agents' special counsel.

                                                                      SCHEDULE F

                                    INSURANCE

TYPE OF COVERAGE                        CARRIER                                           POLICY LIMITS

AUTOMOBILE LIABILITY
Automobile - All Other States           AIG                                                 $2 Million

LIABILITY INSURANCE:
General Liability                       AIG                                                 $2 Million
Excess Liability                        AIG Europe                                         $50 Million
Excess Liability                        XL Insurance (Bermuda) Ltd.                        $100 Million
Excess Liability                        Starr Excess Liability Ins. Int'l. Co. Ltd.        $150 Million
Excess Liability                        ACE Bermuda Insurance Ltd.                         $100 Million

PROPERTY INSURANCE:
Property & Business Interruption        Gulfstream Insurance (Ireland) Limited             Replacement

TRAVEL ACCIDENT INSURANCE               American International Life of New York              Various

TERRORISM INSURANCE
(Theme Parks & Studios)                 Lexington Insurance                                $25,000,000
(Hotels)                                Lexington Insurance                                $25,000,000

WORKERS' COMP/EMPLOYERS LIAB:
All Other States (incl. Florida)        AIG                                            Statutory/$2 Million

                                                                      SCHEDULE G

                             AFFILIATE TRANSACTIONS

1.       License Agreements.

2.       Sales, leases or other transfers of land and other agreements in connection with the development, construction and operation of hotels, restaurants and other resort facilities.

3.       Reimbursement obligations to the partners and their Affiliates under the Borrower Partnership Agreement.

4.       The Borrower's purchase of advisory services from Blackstone Management
         Partners L.P. and Vivendi Universal Entertainment.

5.       License of intellectual property rights under the Borrower Partnership
         Agreement.

6.       The Borrower's participation in, and reimbursement obligations with respect to, insurance coverage provided by Vivendi Universal SA, the ultimate parent company of Vivendi Universal Entertainment.

7.       Transactions related to the promotion and sale of joint admission tickets to the Wet`N'Wild theme park owned by Vivendi Universal
         Entertainment.

8.       Transactions related to the purchase of food and alcohol supplies on behalf of the Wet `N'Wild theme park owned by Vivendi Universal
         Entertainment.

9.       Transactions related to the sharing of research and development costs associated with the development of rides and attractions for other
         Universal theme parks owned by Vivendi Universal Entertainment.

10.      Transactions related to the sharing of personnel with other theme parks owned by Vivendi Universal Entertainment.